Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE	CONTACT: Gordon Coburn Chief Financial & Operating Officer 201-678-2712

Investors: Gordon McCoun/Christina Corcoran Press: Brian Maddox/Scot Hoffman Financial Dynamics 212-850-5600 scot.hoffman@fd.com

COGNIZANT ANNOUNCES TWO-FOR-ONE STOCK SPLIT AND SHARE REPURCHASE PROGRAM

Teaneck, N.J. – September 17, 2007 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of global IT and business process outsourcing services, today announced that its Board of Directors has declared a two-for-one stock split on its capital stock in the form of a stock dividend. Stockholders of record as of October 1, 2007 will be entitled to one additional share of common stock for each share held on the record date. The stock dividend distribution is expected to occur on or about October 16, 2007, and it is anticipated that the company’s Class A Common Stock will begin trading on a post-split basis the business day following the distribution date.

In addition, the Cognizant Board of Directors authorized a share repurchase program of up to $100 million of the Company’s common stock over the next 12 months.

Repurchases under the program may be made through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18. The timing of repurchases and the exact number of shares of common stock to be purchased will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time.

“The stock split recapitalization and share repurchase program underscore the Board’s confidence in the fundamentals of our business and the Company’s future prospects,” said Francisco D’Souza, President and Chief Executive Officer of Cognizant. “With over $750 million of cash and short-term investments on our balance sheet, we are well positioned to continue to capitalize on the robust demand environment for our expanding range of services.”

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of global IT and business process outsourcing services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering; infrastructure management; business process outsourcing; and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant has more than 47,000 employees who are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM, SW-CMM and CMMI Maturity Level 5 assessments from an independent third-party assessor and ranked among the top information technology companies in Business Week’s Hot Growth Companies and Forbes Global 2000 list. Cognizant is a member of the NASDAQ-100 Index and the S&P 500 Index. Find additional information about Cognizant at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.